EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding

SHARES

of

CANTOR OPPORTUNISTIC ALTERNATIVES FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated March 27, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
TIME, ON WEDNESDAY, APRIL 25, 2012, UNLESS THE OFFER IS
EXTENDED OR THE COMPANY PERMITS A LATER WITHDRAWAL.

Complete this Notice of Withdrawal of Tender and Return or Deliver to:

U.S. Bancorp Fund Services, LLC
615 E. Michigan St.
Milwaukee WI, 53202

Attn:  Cantor Team

For additional information:

Phone:  (414) 287-3744

Fax:  (877) 522-1249

Cantor Opportunistic Alternatives Fund, LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Cantor Opportunistic Alternatives Fund, LLC (formerly Cadogan Opportunistic Alternatives Fund, LLC) (the “Company”) for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________.  IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS (OR IF THE COMPANY IN ITS DISCRETION PERMITS A LATER WITHDRAWAL), THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

•	All of the undersigned’s Shares.

•	A portion of the undersigned’s Shares expressed as a specific dollar amount.

$_______________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S).  If joint ownership, all parties must sign.  If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________